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                                                                  Exhibit (j)(2)

                                 April 9, 2002


Board of Trustees
Sage Life Investment Trust
300 Atlantic Street
Stamford, CT 06901

         Re:  Opinion of Counsel - Sage Life Investment Trust
              -----------------------------------------------

Ladies and Gentlemen:

         You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 9 to a Registration Statement on Form N-1A with respect to Sage Life Investment Trust.

         We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:

         1. Sage Life Investment Trust ("Trust") is a valid and existing unincorporated voluntary association, commonly known as a business trust.

         2. The Trust is a business Trust created and validly existing pursuant to the Delaware Laws.

         3. All of the prescribed Trust procedures for the issuance of the shares have been followed, and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such Trust shares will have been complied with.
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Board of Trustees
Sage Life Investment Trust
April 9, 2002
Page 2


         4. Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Trust.

         You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.

         We consent to the reference to our Firm under the caption "Counsel" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.


                                By: /s/ Raymond A. O'Hara III

                                   --------------------------------
                                         Raymond A. O'Hara III